PROMISSORY NOTE

				 April 13, 1998
				    (Date)

	      104 Revere Street, Canton, Norfolk County, MA 02021
_____________________________________________________________________________

				(Address of Maker)

FOR VALUE RECEIVED, Plymouth Rubber Company, Inc. ("Maker") promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 4 North Park Drive Suite 500, Hunt Valley, MD 21030 or at such other place as Payee or the holder hereof may designate, the principal sum of Three million seven hundred ten thousand and 00/100 Dollars ($3,710,000.00), with interest thereon, from the date hereof through and including the dates of payment, at a fixed interest rate of Eight and 04/100 percent (8.04%) per annum, to be paid in lawful money of the United States, in fifty-nine (59) consecutive monthly installments of principal and interest of Seventy-five thousand two hundred ninety-six and 46/100 Dollars ($75,296.46) each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on June 1, 1998 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement") dated as of January 29, 1997, as amended.

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or
(ii) Maker is in uncured or unwaived default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:
Prior to the first annual anniversary date of this Note:
	three percent   (3%)
Thereafter and prior to the second annual anniversary date of this Note:
	two percent     (2%)
Thereafter and prior to the third annual anniversary date of this Note:
	one percent     (1%)
Thereafter and prior to the fourth annual anniversary date of this Note:
	one percent     (1%)
Thereafter and prior to the fifth annual anniversary date of this Note:
	one percent     (1%)
 and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's reasonable attorneys' fees.


THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Plymouth Rubber Company, Inc.

/s/ Deborah A. Kream                 By: /s/ Joseph J. Berns             (L.S.)
(Witness)                              (Signature)

Deborah A. Kream                        Joseph J. Berns    VP Finance
(Print name)                          Print name (and title, if applicable)

104 Revere Street
Canto, MA 02021                               041733970
(Address)                            (Federal tax identification number)

==============================================================================

April 13, 1998


VIA FACSIMILIE

Mr. Joseph Berns
Plymouth Rubber Company, Inc.
104 Revere Street
Canton, MA  02021

Dear Mr. Berns:

This letter will serve to amend the Promissory Note dated April 13, 1998 to Master Security Agreement dated January 29, 1997, as amended as follows:

Maker will pay a Payment on May 1, 1998 of interest only for the period of April 13, 1998 through April 30, 1998. The interest payment will be based on a fixed interest rate of 8.04%.

All other terms and conditions will remain in full force and effect.

Please indicate your acceptance by signing below.


Sincerely,

/s/ Robert R. Blee
Robert R. Blee
Senior Risk Analyst


ACKNOWLEDGED AND AGREED:

PLYMOUTH RUBBER COMPANY, INC.

By:/s/ Joseph J. Berns

Name:  Joseph J. Berns

Title: VP Finance

==============================================================================
(3/91)

COLLATERAL SCHEDULE NO. 002

    THIS COLLATERAL SCHEDULE NO. 002 is annexed to and made a part of that certain Master Security Agreement dated as of January 29, 1997, as amended between General Electric Capital Corporation as Secured Party and Plymouth Rubber Company, Inc. as Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated April 13, 1998 in the original principal amount of $3,710,000.00.

Year/Model      Serial Number   Description


SEE ANNEX A ATTACHED HERETO AND FORMING A PART HEREOF



SECURED PARTY:                                  DEBTOR:

General Electric Capital Corporation            Plymouth Rubber Company, Inc.


By: /s/ Donna L. Esser                              By: /s/ Joseph J. Berns


Title: Transaction Coordinator                  Title: VP Finance


Date: April 13, 1998                            Date: April 9, 1998






i:\sec\dle\plymouth\doc



ANNEX A

BUILDING NO.1 - LEASED (INCLUDES 1-1, 1-2, 1-3) -----------------------
-------------
Rental Property "Payne Engineering"

BUILDING NO. 2-1 (R) - NOT IN USE -------------------------------------
Barn - Not in use for current manufacturing

BUILDING NO. 3-1, 3-2  - (LEASED) -------------------------------------
---------------------
Rental Property "Payne Engineering"

BUILDING NO. 3-3, 4 - (LEASED) ----------------------------------------
-------------------
Rental Property "Payne Engineering"

BUILDING NO. 5A - (MAINTENANCE STORAGE) -------------------------------
----------------
Not in use for current manufacturing
USED EQUIPMENT & NEW CONSTRUCTION

  1     1   #11 Size Banbury Body and Slide Door (in Yard)

  2     4   Spare No. 11 Banbury Rotors (In Yard)

  3     1   #3D - 300 H.P. Banbury Body - Spare

  4     1   #3D Banbury Spare Rebuilt Rotors

  5     1   Black Rock 45" Hydraulic Slab Cutter (in Yard)

  6     1   Core Cutter for Friction Cameron (At Gill Machine)

  7    Lot  Yard Equipment in Separate Room:
	    3 Snow Blowers, Steam Cleaner, High Presure Cleaner,
	    Heating units, 2 Emergency Generators, Battery Charger, Etc

  8    Lot  Electric Storage Area:
	    Electric Fixtures, Electrical Control Boxes, Motors,
	    Light Fixtures, Wire, Elect. Tubing, Misc. Elect. Supplies

  9    Lot  Welding Area:
	    Oxy-Acetylene Outfits, 2 Lincoln 225/250 Arc Welders,
	    Miscellaneous Welding and Cutting Fixtures.

BUILDING NO. 5B - (MAINTENANCE STORAGE) -------------------------------
----------------
MAINTENANCE STOCK ROOM AND FORK TRUCK REPAIR
  1    Lot  Main Stock Room Spare Parts, Shelving, Electric
	    Parts, Motors, Cabinets, Tools, Drills, V-Belts,
	    Flat Belts, Bearings, Reducers, Etc.

  2    Lot  Miscellaneous spare parts including - Flat Belts, Pumps,
	    Chainfalls, Motors, Reducers, Gears, Mixers, Large
	    Bushings, Battery Charges, Fittings, Large Motors, Etc.

BUILDING NO. 6-1 - (MAINTENANCE STORAGE)-------------------------------
----------------
MAINTENANCE USED STORAGE
  1    Lot  Heater Units, Cooling Cans, Fans, Tri-Sets, Gears,
	    Compressors, Motors, Transformers, Idlers, Reducers, Etc.

  2    Lot  5 Chillers, Drives, Hot Drum, Pipe Fixtures

  3    Lot  Bench Scales, Floor Scales, Heaters, Air Makeup Units,
	    Large Motors, Etc.

BUILDING NO. 7-2 - (ELECTRIC SHOP) (1342) -----------------------------
----------------
ELECTRIC SHOP
  1    Lot  Electric Shop w/Motors, Hoists, Stacker, Grinders,
	    Spare Parts, Tools, Test Equipment

  2    Lot  Ridgid Power Threader & Enerpac H Frame Press
	    & Vise

BUILDING NO. 7-1 - (MAINTENANCE, NO. 7 CAL., NO. 3 BAN.) --------------
----------------
  PIPE SHOP
  1    Lot  Pipe Shop - Including Welder, Threader, Pneumatic
	    & Electric Tools, Vises, Grinders, Pumps, Lockers,
	    Cabinets, Etc.

  MAINTENANCE SHOP
  1     1   Sheldon Lathe, s/n UM20968 13' x 36, w/Tooling

  2     1   Newport Vertical Mill,s/n 79175, 42" P.T. w/6" Machine Vise

  3     1   Norton Type C 10 x 36 Surface Grinder, S/N NA

  4     1   Boyer Schultz 612 Hand Surface Grinder, S/N NA

  5     1   TOS Trencier 17" x 17" Lathe, S/N 64-2-587, 2000 RPM,
	    Model SN-40

  6     1   Hendey 16" x 4' Lathe, S/N 10214

  7     1   Do All Vertical Band Saw, S/N 36-63690, Model V-36, 36"

  8     1   Dayton U.S. 20" Floor Drill

  9     1   Kalamazoo 9AD Horizontal Band Saw, S/N 5031

 10    Lot  Miscellaneous Machine Tools including Gang
	    Box w/Hand & Electric Tools, Electrical Hoists
	    Benches, Vises, Grinders, Cabinets, Tables, Floor Drill, 6'
	    Sander, Cafeteria, & Office Furniture

  CALENDER NO. 7 LINE -------------------------------------------------
  1     1   Farrell 3 Roll 60" x 24" Calender w/125 Horsepower
	    Motor, Unwind & 2 - 2' Cooling Cans & Trane
	    15 Ton Water Cooled Refrigeration Compressor

  2   2pcs  Barry 60" x 22"/20" 2 Roll Mill & 48" x 16" 2 Roll Mill
	    w/1 - 200 Horsepower Drive

  3     1   Hoists, Scale Carts, Tubs, Mixer

  BANBURY N0. 3 LINE --------------------------------------------------
  1     1   Banbury Size 11 Mixer, Drill Side, Toledo
	    Batching and Weighing System w/Scale & Recorders
	    500/250 Horsepower, Slide Door, Thermolator, w/Trane
	    50 Ton Chiller. Banbury & Motor major renewal 1994
	    Solid State Starter Controller Upgrade 1996
	    Upgrade Screw Conveyor Bulk Feed System 1997

  2     1   Bolling 84" x 26"/22" 2 Roll Mill, 200 Horsepower
	    w/Soap Conveyor

  3     1   Royal 3A Extruder Strainer - 10" Screw, Profile Head, w/
	    Take-A-Way Cut Off Unit. New Teco 150 HP 3 Phase Induction
	    Motor with Variable Speed AC Drive (1996)

BUILDING NO. 8-1 - (COMPOUND ROOM) (4489) -----------------------------
----------------
1ST FLOOR COMPOUND ROOM
  1    Lot  Black Rock 30" Hydraulic Cutter, Scales, Con-
	    veyor, Baler, Tote Bins, Hoists, Etc. In Room

  2     1   Trane Refrigeration Compressor, 30 HP, 35 Tons with/
	    Piping (Ban 3/ Cal 7) - Water Cooled

  3     1   Anver Electric Power Vacuum Assist Lift Hoist w/Single
	    Bridge Crane System

  4     1   Filing LTEC 16 Electronic Lift Scale on Crown Fork Truck

BUILDING NO. 8-2 - (LAB) (4489) ---------------------------------------
----------------
LAB - 2ND FLOOR
  1    Lot  Furniture in Research & Development Office

  2     1   H.P. Series II, Model 5890 Gas Chromatograph w/ Printer

BUILDING NO. 8-3 - (LAB) (4489) ---------------------------------------
----------------
LABORATORIES
  1    Lot  Desks & Chairs, Furniture, Files, Personal Computers, Etc.

  2    Lot  Scott Tensile Tester, Adhesion Tester, Shear Tester
	    Shear Tester, Cold Wallace Tester

  3     1   United Tensile Tester Model UEC2.0-600LN2, serial 109406,
	    with complete computer system in CT Room (1994).

  4     1   Braebender Model PL 2000 Plasticorder w/ Power Supply &
	    Spare Heads

  5     1   Farrel Combination, 12" x 6" 2 Roll Mill & 12" x 6"
	    3 Roll Calender, Top Cap w/Gas Boiler

  6     2   Thropp 12" x 6" 2 Roll Mill, Top Cap, S/N T-2534/1962

  7     1   Motor Driven Blender / Baker Perkins

  8     1   Farrel Lab Banbury Model BR - 25HP, With Instrumentations,
	    S/N A3381, 1959

  9    Lot  Assorted Testers, Inc. Hot Wallace Tester, Electronic
	    Scales, Lab Benches, Lab Press, Hot Plates, Chemical
	    Cabinets, Lab Extruder Perfected 1/2, (3) Blue M Ovens, and
	    (1) Precision Ovens, Cold Test Apparatus.

  10   Lot  High Voltage Lab, Desks, Files, Drafting Table,
	    Comparator, Benches, Scope Testers

  12   Lot  High Voltage Lab Special Built High Voltage Test
	    Equipment In Room

  13    1   HiVoltage Impulse Tester (1996)


BUILDING N0. 9 - (BAN NO. 1, BOILER ROOM) -----------------------------
--------------
  BANBURY NO. 1 LINE (5412)--------------------------------------------
  1     1   Banbury Mixer No. 1 Size 11 Top Load Bottom Drop
	    Mixer, 250/500 Horsepower w/Weighing System Conveyor

  2     1   Eenco 2 Roll Mill # 1 84" x 26"/20", 200 Horsepower &
	    Soap Conveyor, Unitized, Direct Couple

  3     1   Worthington Refrigeration Compressor 100 Horsepower
	    100 Ton w/Piping

  4    Lot  Electric Hoists,Monorail, Floor Scale.

  COMPRESSOR ROOM & AIR DISTRIBUTION ----------------------------------
  1     1   Worthington 125 Horsepower 2 Stage Air Compressor
	    w/Piping

  2     1   Quincy Q1000 Rotary Air Compressor 200 Horsepower
	    w/Piping, S/N 31114-0-3483

  PLANT PIPING --------------------------------------------------------

  BOILER ROOM & POWER DISTRIBUTION ------------------------------------

  1     3   Riley Industrial Boilers size 50,000 lbs/hr, Model 5530

  2    Lot  Plant Cooling Water Supply Pumps - 2 1500 GPM Worthington,
	    1 2500 Worthington, 1 Ingersol Rand

  3    Lot  Misc. Pumps, Plant Piping and Distribution

  3A    1   Lincoln Welder

  FIRE  PROTECTION (SEP. BLDG.)----------------------------------------

  1     1   2500 GPM Fairbanks Morse Fire Pump

  2     1   300 HP Cummings Diesel Engine Model NHS 611, S/N 84095

  ELECTRICAL DISTRIBUTION ---------------------------------------------

  1    Lot  Eight (8), 13,800 Volt Transformers, Capacitors,
	    Switchgear and Overhead Lines

BUILDING NO. 12 - (RUBBER STORAGE) 2-(6636)----------------------------
---------------
FIRST FLOOR STOCK STORAGE (6636)
  1     1   Gardner Denver Electro Saver Model EAQSM-100 Horsepower Air
	    Cooled Air Comp. & Dryer, w/Piping for Coaters, S/N 96231

SECOND FLOOR STORAGE (6636)
	    Area currently not in use.

BUILDING NO. 13 - FIRST FLOOR -----------------------------------------
---------------
  WIP AND MAINTENANCE STORAGE -----------------------------------------
  1     2   Tape Decoring Machines

  2     1   Lab Mill

  3    Lot  Miscellaneous Coater Application Parts

  4    Lot  72" and 80" 24" Diameter Cooling Drums

  5     1   Vinyl Master Roll Cutter (B12)

  6     1   Cumberland 100 Horsepower Granulator, Size 20 (B12)

  7     1   Reverse Roll Coater 60" No. 5 (B5) Being Rebuilt for No. 4

  8    Lot  Mill Reducers, 250 HP Motors & Controls (B12)

BUILDING NO. 13 SECOND FLOOR (15484) (MAINTENANCE STORAGE)-------------
  1    Lot  3 Curing Ovens 25'x32'x 12' Not In Use - No Value

  2     1   No. 10 Johnson 48" Surface Windup Machine (from Bldg 24)

  3     2   Appleton D42SH105 Auto Cut-off Lathes (No. 9 & 10)

  4     2   Lever 500 Auto Cut-off Lathes  (No. 3 & No. 4)

  5     1   Neno Teck Model TWS Serial N8931 Multi-Packer w/ Shrink
	    Wrap, Tub, & Carton Sealer

  6     1   Set of Kneader Rotors

  7     1   Portable Air Compressor

  8    Lot  Drives, Motors, Reducers

  9    Lot  Idlers, Conveyors, Lights, Sand Blasters

  10    1   Star Burst Knotching Machine w/ Dies (Bldg. 25)

  11    1   No. 4 Wrap King (Bldg. 25)

BUILDING NO. 15 - (MAIN OFFICE, BALLET) -------------------------------
---------------
  FIRST FLOOR
  Rental "Boston Ballet"

  1     1   Tape Annealing Oven 30' x 20' x 10' (Soling)

  SECOND FLOOR (MAIN OFFICE)
  1   Lot   Partitions, Metal & Wood Desks, 4-Drawer and 2-
	    Drawer Files. Lateral Files, Tables, Typewriters,
	    Calculators, Bookcases, Chairs, Furnishings, Lamps,
	    Copiers, Crendenza, Shelving, Safes, Fax Machines, etc.

  2    Lot  Computers: Pentum (36), 486 (39), 386 (17), Notebook (13),
	    Printers: Lazer (30), Dot Matrix (21), Ink Jets (28),

  3     1   Fairchild-Davidson, Model 5008 Duplicator

  4     1   Iteck 615E Platemaker, Model 200900A001, S/N 789

  5     1   Challenge & Price 26" Paper Cutter, Screw Type

  6     1   Challenge JO Paper Drill

  GUARD HOUSE / CLINIC (SEP. BLDG.) -----------------------------------

  1   Lot   Time Clocks, Racks, Furniture etc.

BUILDING NO. 16-1 - (BALLET STORAGE) ----------------------------------
-----------------

  1     1   6' x 8' Scissor Lift In Floor

BUILDING NO. 16-2 - (BALLET STORAGE) ----------------------------------
-----------------
  BALLET STORAGE - 2ND FLOOR

BUILDING NO. 16-3 - (OFFICES & OFFICE SUPPLIES)  (7920)----------------
-----------------

BUILDING NO. 17-1 - (HAND PACK LOGS) ----------------------------------
-----------------

  1     1   Brookfield Model MB8 TC 500 Viscometer (1993) w/Printer,
	    S/N 92BML07250-3

  2     1   Hand Lathe For Samples

  3     1   Carrier Liquid Chiller for Top Coater System
	    Model 30HRO40, s/n D148872, 30 Ton w/Piping

  4     1   HAKO Minute Man Model 800 Floor Sweeper (Bldg. 18, 19)

BUILDING NO. 18-1 - (GRANULATORS - MIXING) FIRST FLOOR ----------------
-----------------
  GRANULATOR AREA -----------------------------------------------------
  1     1   Cumberland Pelletizer No. 8, 8", S/N 64050-7112

  2     1   Toledo Dial Face in Floor Platform Scale

  4     1   Goodman Slab Guillotine (From Cal. N0.1)

  MIXING ROOM ---------------------------------------------------------

  2     2   Petzholdt Adhesive Stainless Steel Mixer, 7' x 2 1/2'
	    Jacketed, Approx. 50 Horsepower w/Pump 600 Gallon,
	    Hemispherical, Bottom Drive (one Completely
	    Rebuilt in 1993 from B-13)

  3     1   Silverson Adhesive Mixer, 175 Gallon, Small Unit For Primer

  4    Lot  Floor Scale, Small Pumps, Meters, Incline Conveyors,
	    Small Mixers, Pneumatic Cut-off Etc. In Room

  5    Lot  Two Programmable Batch Pumping Systems For Solvents

  6     1   1000 Gallon Steel Storage Tank w/ Mixer & Pump

  7     1   1700 Gallon Steel Storage Tank w/Mixer & Pump

  8     2   5000 Gallon Steel Storage Tank w/Mixer & Pumps

  9     Lot Nitrogen Blanket Protection System for Adhesive Mixers (199

  STORAGE 2ND FLOOR  (9933)--------------------------------------------
	    Area not in use (contains cyclone - Blackfriars Granulator)

  1    Lot  Used Office Equipment, Records Storage.

BUILDING NO. 19 - (TOPCOATERS) ----------------------------------------
---------------
  TOPCOATERS

  1    Lot  Horizontal Steel Pin Racks For Bars (290)

  2    Lot  Vericle Pin Racks For Bars (32)

  3    Lot  Desks, Chairs, Files, Cabinets, Bookcases, Personal
	    Computers, Etc. (Mezzanine Office Area)

  4    Lot  No.5 Tape Coating Line Rebuilt in 1996 Consisting of:
	1   Motor Driven Dual Unwind Stand 60"
	2   Total Enclosed View Area Containing a Flash Oven with
	3   A Base Coater Station & Interchangeable Printing Station
	4   & a Permanent Reverse Roll Coating Station
	5   Five Zone 100'x6' Total Enclosed Heating Oven
	6   Tempering Drum
	7   Log Windup w/edge guiding
	8   Master Roll Guided Windup - Removable
	9   Complete Display Control Panel and Drives
	10  Remote Drum Pumping Station w/CO2 Fire Protection (1997)

  5    Lot  No.7 Tape Coating Line Rebuilt in 1995 Consisting of:
	1   Motor Driven Dual Unwind Stand 60"
	2   Total Enclosed View Area Containing an Advantz Guaging Unit
	    A Base Coater Station w/Flash Oven, & Reverse Roll Coating
	    Station
	3   Five Zone 100'x6' Total Enclosed Heating Oven
	4   Tempering Drum
	5   Advantz Guage Unit
	6   Log Windup
	7   Complete Display Control Panel and Drives

  6    Lot  No.4 Tape Coating Line Consisting of:
	1   Motor Driven Dual Unwind Stand 60"
	2   Flash oven (Installed 1997)
	3   Primer Station
	4   oven 100'x6'x1'
	5   Tempered heating Drum
	6   New Modern DC Drives And Controls 1991

  7    Lot  No.6 Tape Coating Line Rebuilt in 1994 Consisting of:
	1   Motor Driven Dual Unwind Stand 60"
	2   Total Enclosed View Area Containing an Advantz Guaging Unit
	    A Base Coater Station w/Flash Oven and A
	3   Five Zone 100'x6' Total Enclosed Heating Oven
	4   Tempering Drum
	5   Advantz Guage Unit
	6   Log Windup
	7   Complete Display Control Panel and Drives

  8     3   Three Process Heat Annealing Ovens 10'x32'x15' (1 in '94)

  9    Lot  Hand Trucks, Pumps, Jib Crane, Electric Hoists

  10   Lot  Print Rolls, Engraved Rolls in Racks and Storage

  11    1   Gas Fired Catalytic Oxidizer Incineration for all Coaters

  12    1   Thermo Environmental Instruments, Inc. Model 51 Continuous
	    Total HydroCarbon Analyzer/w printer

BUILDING NO. 20-1 - (STORAGE) 12580 SQ. FT ----------------------------
-----------------
Work-in-process Bar Storage

BUILDING NO. 20-2 - (MAINTENANCE & LAB) -------------------------------
-----------------
  1     2   Lab Type Mills, One Converted To Closed Loop Hot Oil "96

  2    Lot  Mixer, Fibre Tank, Hoist, Pump

  3     1   Sanborn Centrifical Oil Seperator

  4     1   Gardner Denver Electro Saver Model EAQSMB-100 H.P. Air Cool
	    Comp. & Dryer, w/Piping for Coaters, S/N 782881, Upgrade 19

  Not is use for current manufacturing

BUILDING NO. 20-3, 20-4 - (HYDROTHERM, LAB) ---------------------------
-----------------------
  HYDROTHERM ROOM -----------------------------------------------------

  PLASTIC LAB - 2 FLOORS ----------------------------------------------
  1    Lot  Ovens, Humid Chamber, Lab Benches, Scales, ACS Spectro-
	    Sensor Color System w/PC, Furniture, Etc. (3 Blue M, 1 Prec
	    Furniture, etc.

  2     1   Perkins Elmer 1600 Series FTIR Infra Red Spectrophotometer
	    w/ Plotter, S/N 188499

BUILDING NO. 21 - (WAREHOUSE) -----------------------------------------
---------------
  1A    1   Lantech Wrapper

  2    Lot  Warehouse Consisting of 348 Section Channel Type Steel
	    Pallet Shelving

  3    Lot  4 Sections  A Frame Roll Racks w/48 Embossing Rolls
	     and Traveling Hoist For Calender 10.

  4    Lot  Dry Vinyl Barring Line w/60" dual station Master Roll Unwin
	    Load Cell w/Air Brake Control Letoff, Pull Station, Hot Dru
	    Thermolator, Budzar Chiller, and Guided Bar Windup Station

  5      1  Precision Quincy Gas Fired Hot Air Annealing Oven.

  6     2   Auto-Equip Verticle Pin Rack Tilters. (1- For Barring Unit/

BUILDING N0. 22 - (Q.A. LAB & STORAGE) (10,000 SQ. FT.)----------------
---------------
  QUALITY CONTROL LAB.
  1    Lot  USM Clicker w/ Cutting Dies, Magnified Light Inspection
	    Units, Precision Oven, Furniture in Lab

  2     1   Tech Pro Moving Die Rheometer (1996)

  3     1   Monsanto Rheometer, Model TM100, S/N 2654, W/Recorder

  4     1   Packard  Unwind Tester w/Computer

  5     1   Model SRI Mooney Viscometer w/Load Cells & Accutest Strip
	    Chart Recorder and Digital Display

  6    Lot  Scott Tensile Tester, Instron  Pull Tester Upgrade 1994,
	    Scales, Mooney Tester, 2 Dielectric Testers, Adhesion Test.

  7     1   High Speed Unwind Tester HSU 1000 (1995)

  8     1   Blue M Electric Oven size 336 (Telescoping Test) (1993),
	    S/N 33X-103-93, 343Degree C/650 Degree F, New.

  9   Lot   Precison oven (2), Blue M Ovens (2)

  Balance of Room Manufacturing Storage

BUILDING NO. 24 - (REWIND) (20,000 SQ. FT.)----------------------------
---------------
  1     1   Process Heating Co., Model 1906, 1.5 MM BTU w/Recorder,
	    Steam Heated Recirculating Oven for Rubber Products, Size
	    20' x 50' (1993)

  2     1   4' Motor Driven Core Cutter (For Friction Tape Rebuilt
	    In 1989)

  3     1   4' Multi Knife Slitter (For Friction Tape Rebuilt 1989)

  4     1   Liner Rewind Machine with Monorail (1990)

  5     1   No. 9 - 42" Center Windup Multi Knife Slitter w/Dodge
	    Unwind (Barring)

  7     1   No. 7- 60" Surface Windup Machine (Barring)

  8     1   60" Rewind & Inspect Machine w/Drive

  9     1   No. 5- 60" Duplex Slitter w/Rewind & Control w/printer(96)

  11    1   Special Built Abrasion Protector Pad Rewind Machine
	    Built in House (1993)(1995) w/SoCo Case Sealer

  12    1   18" Motor Driven Pad Cut-off

  13    2   Special Built Rewinders

  14    1   Table Top Cut Roll Rewinder

  15   Lot  Electric Hoists, Curing Drums. Roll Carriages etc.

  16    4   Assorted Toledo & Fairbanks Platform Scales

  17    1   Electronic Floor Scale (1994)

  18    1   Plymouth Design 1994 Liner Retrieval Equipment w/
	    Edge-guided M.R. Brake Control Letoff, Liner Windup,
	    Separator Letoff, 2 Roll Facing Station, Tempered Drums,
	    Menzel Tension Control Windup, Three Zone Area Thermolators
	    Hot Oil Heating System 1996. Increased HP. , Hydraulic  Gap
	    Increase Embossing Roll Drives, Gears, Sprockets, w/Electri
	    Remote Display Control Unit (1997)

BUILDING NO. 25-1, 25-2 - (TAPE PACKAGING & KIT ROOM) -----------------
-----------------------

  FIRST FLOOR - CUT AND PACK ROOM -------------------------------------

  1     1   No.14 Lathe Cevenini Model ES9 Automatic Single Log Slitter
	    New 1993 S/N NA.

  2     1   No. 1 Shanklin Model S-3CL L Sealer w/Model T6XL Shrink
	    Tunnel & Conveyor

  6     1   Autobagger Automasted Packaging Systems, Model H-15

  7    Lot  Shanklin Auto L Sealer Model, A-26A S/N A9114 (1991),
	    Shanklin Shrink Tunnel Model F6XL, Label-Aire Model 2111M
	    (1991), Tub & Carton Sealer

  8     1   No. 3 C & K Wrap King Wrapper, s/n 3373, w/Belts,
	    Model DW-2S, S/N 3373 w/ Carton Sealer

  12    1   Syntron PFM-152-10 Feeder, w/Syntron BE-6-12 Belt Elevator,
	    Conveyor, Vibratory Bowl Feeder

  13    1   Model 1601A Weldotron Combo Wrapper, Sealer, Shrink Tunnel,
	    Autolabe labeler, Model 110RH, and Conveyor & Carton Sealer

  16    1   No. 1 Turret Lathe Cevenini ET8B 4 Station Auto Lathe
	    S/N 022888ET8 w/ Conveyor (5/16/89), Bemistaper
	    Carton Sealer

  17    1   Crystal Pack w/Conveyor & Carton Sealer

  18   Lot  No. 2 Turet Lathe Cevenini ET8A 4 Station Auto Lathe (1991)
	    S/N 02358-88-ET8 w/ Rotary Index Feeder, Conveyor,
	    No. 2 Wrap King, Label-Aire Labeler, Carton Sealer,
	    Conveyors, Model S-3CL-L Sealer, T-6XL Shrink Tunnel

  18    1   No. 1 C&K DW 2 Wrap King w/ Friction Roll Breaker,
	    Conveyor, Carton Sealer & Willett Label Jet 2300 for Fric.

  19    2   Lever 500 Auto Cut-off Lathes (No. 7 & 8)

  20    2   Lever 500 Auto Cut-off Lathes  (No. 5 & 6)

  20A   1   1 Pin Rack Hydraulic Lift Table

  21   Lot  1 Semi Automatic Slitter, Two (2) Hand Lathe Tape Slitters

  22   Lot  Centralized Conveyor System For All Lines (inc. B21)

  24    1   HAKO Minute Man Model 800 Floor Sweeper (Bldg. 24, 25, 27)

  25    1   HAKO Minute Man Model 320 Floor Scrubber (Bldg. 24, 25, 27)

  26   Lot  Hanikson Compressed Air Drier, Miscellaneous Tanks, Tables,

  26A  Lot  Misc Tanks and Tables

  27   Lot  Office w/Furniture on Mezzanine

  SECOND FLOOR KIT ROOM - PACKAGING STORAGE ---------------------------

  1    Lot  Big Joe Stacker, Handling Equipment, Shelving, Tape
	    Shooters, Strap Truck, Fans Factory Carts, Scale,
	    Etc. On Floor

BUILDING NO. 26 - BAR STORAGE & PLASTIC OFFICES -----------------------
-----------------
  FIRST FLOOR WIP BAR STORAGE

  SECOND FLOOR OFFICES ------------------------------------------------
  1   Lot   Furniture in Plastic Office, Desks, Chairs, Files, etc.

BUILDING NO. 28 - (CAL. 8, 10, & 11) ----------------------------------
-----------------
  1    Lot  Young Bag Dumping, w/Screen, Hoppers, Blowers,
	    Scales, Etc. for Lines 5 + 8 + 10

  CALENDER NO. 8 LINE -------------------------------------------------
  1     1   Young Feed Hopper
  2     1   Ribbon Single Screw Pre-Blender w/Scales
  3     1   Young Ribbon Holding Blender w/Scales
  4     1   Farrel 11 Slide Banbury Mixer 500/250 Horsepower
	    & Conveyor.
  5     1   Bolling 82"x24" /20" 2 Roll Feed Mill w/Conveyor
	    & Metal Detector, Foote Reducer
  6     1   Royle 8 1/2 Extruder/Strainer 125 Horsepower, S/N
	    4641, w/Conveyor
  7     1   Bolling 84"x26"/20" 2 Roll Mill Pad Mounted Unitized  w/Con
	    Detector & Reducer & Wig Wag Feed
  8     1   Farrell 68"x24" Inverted L 4 roll Calender w/Crossing,
	    S/N 49092, 125 H.P. Upgrade/w 4 Quad DC Controller 1996,
	    Dynamic Braking Added (1997)
  9     1   Dual Roll Let Off
 10     1   Automatic Screw Driven Trim Knives
 11     2   Trim Return Units w/Conveyor Belt Feed Upgrade (1997)
 12     1   Facing Station w/Thermolator Temperature & Pressure Control
 13     1   3 Can 72"x24" Cooling Section w/Chiller
 15     1   Revised Dust Box with improved controls 12/97
 16     1   Accumulator
 17     1   Trim Section
 17A    1   New Menzel Dual Station Windup (1992) w/Monorail and
	    Scale Weighing Unit. Improved Tension Control 1/98
 18     1   Carrier Chilling System for Calender No. 8 Model VE50
 19     3   Video Display Monitors
 20     1   3 Tension Control Air Brake w/Manual Alignment Guide At
	    Cal. Windup For Letoff Control Of Separator & Paper Insert
  20A   1   Hot Oil Boiler and Pumps For Heating in Bldg 20

  CALENDER ROOM
  1     1   Goodman 30" Hydraulic Guillotine

  2    Lot  Scales, Dust Collector, Palletainers, Trucks
	    Electric Hoists, Roll Dollies, Monorail System,
	    24 " and 36" Curing Drums - 15 New Drum/Carriage (1996)

  CALENDER NO. 11 LINE  FEED SYSTEM------------------------------------

  2     1   Young Feed Hopper w/weigh Scale
  3     1   Single Ribbon Preblender w/Hopper - 5000 lb. Capacity
  4     1   Ribbon Holding Blender w/ Scale - 5000 lb. Capacity

  5     1   Farrel 11 Slide Banbury w/Scales 500/250 HP, w/Conveyor to

  CALENDER NO. 10 LINE (INCLUDES COMPOUNDING ROOMS) -------------------

  1     2   Young Pneumatic Feed Hoppers w/Tanks & Weigh Scales, Load
	    Cells on Blow Tanks in 1997
  2     2   Ribbon Pre-blenders, Single Screw 3000 lb Capacity
	    w/Hoppers
  3     2   Young Ribbon Holding Blenders 15 Horsepower w/175
	    lb Weigh Scales
  4     2   Farrel #3D Banbury Mixers, w/Bucket Elevators &
	    Conveyors 300 Horsepower, Remote Auto Feed 1997
  5     2   Bolling 60"x22"/20" 2 Roll Mills, 100 Horsepower, s/n
	    10594, Unitized (Vaughn, Unknown Mfg.)
  6     1   Royle 3A Extruder/Strainer, s/n 4659, 3 1/2 (Improve '95)
  7    Lot  Conveyors & Metal Detectors plus Non Ferros Detector (93)
  8     1   Bolling 60"  20" 2 Roll Mill, S/N 714
  9    Lot  Conveyor Oscillating Wig Wag Feed
 10     1   Farrel F Type 82"x28" 4 Roll Calender w/Cross
	    Axis #3 Roll, Roll Bending #4 Roll, Hot Oil Rolls
 11     1   Lembo Stripper Section
 12     1   Embossing Roll
 13     1   Lembo Relaxer
 14     1   Trim Section, Lembo
 15     1   LFE Profit Master  5001 Film Guage Control Unit
 16     1   Lembo 82"x24" 6 Can Cooling Section  w/ Spiral Wound Coolin
 17     1   G.E. Calender Speed Variator - Control
 18     1   Lembo Trim Section, w/Cold Trim Return To Mill 1997
 19     1   Lembo Fly Knife Turret Wind-up 84"x24"
 20     1   American HydroTherm Hot Oil System (Pumps on Floor, Boiler
 21     1   York 75 Horsepower Chiller, (Double End Tandem)
 23     1   Semi Automatic Mandrel Remover 1997
 24    Lot  Electric Switch Gear & Controls & Printers

BUILDING NO. 29 - (CALENDER CHILLERS & SILICONE ROOMS) ----------------
-----------------

  CALENDER CHILLERS----------------------------------------------------

  SILICONE ROOM -------------------------------------------------------
  1     1   Farrell 2 Roll Mill 36" x 16" w/Vari Drive, 60
	    Horsepower Unitized

  2     1   Silicone 24 " Ross Mixer S/N 6 (8/90)

  3    Lot  Scales,Goodman Bench Guillotine Cutter in Room

  4     1   Edward Liquid Chiller Model CD-10-AHP

  5    Lot  Silicone Extrusion Line Consisting of Royal Vent
	    Type Extruder, Marker, Conveyor Oven, Tension Stand,
	    Cooling Conveyor & Wind-up

  6     1   Westinghouse 10 Horsepower Tank Mounted Air Compressor
	    w/Piping (For Silicone Unit)

BUILDING NO. 30 - (CAL. 1, KNEADER, MASTIC, SOLVENT RECOVERY) ---------
---------------
  CALENDER NO. 1 LINE -------------------------------------------------
  1     1   Electric Stacker
  2     1   Banbury 4A Slide Door 300/150 Horsepower w/Conveyor
  3     1   Barry 60"x22"x20" 2 Roll Mill, 150 Horsepower
  4     1   Farrel 60"x22"x20" 2 Roll mill w/Blender, Bull Gear
	    w/Feed Conveyor
  5     1   Motor Driven Auto Guide Unwind 60"
  6     1   Birmingham 3 Roll Calender 66"x22" w/Hydraulic
	    Pressure Roll
  7     1   60" Embossing Station
  8     1   4-60" Cooling Can Section w/Acme Chiller
  9     1   Dust Box w/Brushes
 10     1   Accumulator
 11     1   Dual Wind-up

 12    Lot  Hoists, Dollies, Furniture, Scales, Air Compressor

 13     1   Bolling 60"x20" 2 Roll Mill, 100 Horsepower (not in Service

  KNEADER -------------------------------------------------------------
  1     1   Amp Top Loader Kneader/Mixer, s/n 11742, 50 HP with
	    Conveyor.

  2     1   Spadone 30" Hydraulic Slab Chopper

  3    Lot  Scales, Drum Lifter, Monorail System, Storage Trays

  4    Lot  Leaf Trucks For Kneader/Mastics (7) (1996)

  5     1   Filling LTEC 16 Lift Truck Scale (1996)

  MASTIC --------------------------------------------------------------

  3     1   USM #8 Hydraulic Clicker

  4   Lot   Molds For Arc Proof Boot & Crotch At Supplier (1997)

  SOLVENT RECOVERY CONTROLS -------------------------------------------
  1     1   G.D. 50 Horsepower Electric Screw Rotary Air Compressor
	    w/Air Drier, w/Piping

  2     1   Solvent Recovery System (Outside) consisting of Heat
	    Exchanger, 3 Stainless Steel Tanks, Condensor, & Inside
	    Controls for Top Coating System, Activated Carbon Bed,
	    Replace w/Higher Capacity Condenser & Decanter 1997

  3     1   Richards-VOC Hydrocarbon Analyzer Monitoring System
	    w/Computer Located in Bldg. 26-2

  4     1   Modified Solvent Recovery Deaerator System For Solvent
	    Recovery (1992)

BUILDING NO. 31, 32 - (RAW MATERIAL STORAGE) --------------------------
-------------------

  1   Lot   174 Sections Pallet Storage Type Shelving
	    in Warehouse

  2    Lot  Floor Scale, Office Furniture, Material
	    Handling Equipment etc.

BUILDING NO. 33, 34, 35 - (FINISH GOODS, SHIPPING) --------------------
-----------------------
  CENTRAL SHIPPING

  2    Lot  Office Furniture in Shipping & Prod. Control Offices, Floor
	    Scales, Labeling Equipment in Separate Room.

  2A    1   Mima Auto Wrapper

  3    Lot  Approximately 310 Sections of assorted adjustable Pallet
	    Shelving

  4     2   Industrial 24'x33'x11' Heat Curing Ovens (For Cold Storage)

  5    Lot  American Modified 100 Ft. x 25 Ft. Electrified Double Track
	    Monorail System w/Trans-Beam Electric Hoist for Batteries

  6     1   Tennant Scrubber 320 Floor Sweeper S/N 10482

  7     1   HAKO Minute Man Model 800 Floor Sweeper

  8     1   KAKO Minute Man Model 320 Floor Scrubber

BUILDING NO. 47 - (PLANT GENERAL - NOT A BUILDING) --------------------
---------------
  YARD (SIL0S) --------------------------------------------------------
  1     5   180,000 lb. Steel Silo Outside & Railroad off
	    Loading, Pumps, Blowers, Piping, Etc.

  2     3   180,000 lb. Steel Silos, Pumping, Etc. (Upgrade 1995)
  LIQUID STORAGE TANKS ------------------------------------------------
  1     1   6,000 gal. Above Ground Tank Area Bldg. 6
  2     3   10,000 gal Above Ground Tanks Area Bldg. 25
  3     3   6,000 gal. Above Ground Tanks Area Bldg. 31
  4     3   10,000 gal. Above Ground Solvent Recovery Tanks
  MATERIAL HANDLING
  1     2   Butler  Systems -------------------------------------------
  2 Lot Leased Fork and Pallet Trucks Revised 1995 ---------------- MISCELLANEOUS (BLDGS, FENCE, DAM)
  1    Lot  Misc. Sheds, Tank Farm, Pump Houses Etc.-------------------
  2    Lot  Fences-----------------------------------------------------
  3     1   Reservoir Dam----------------------------------------------
-----------------------------------------------------------------------

************TOTAL  LEASED *********************************************
------------